UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of earliest event reported):

June 10, 2005

AUDIBLE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-26529	22-3407945
(Commission File No.)	(IRS Employer Identification No.)

65 Willowbrook Boulevard
Wayne, NJ 07470
(Address of principal executive offices and zip code)

(973) 837-2700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 10, 2005, the Board of Directors of Audible, Inc. (the “Company”) approved grants of employee stock options and restricted stock to Donald R. Katz, the Company’s Chairman of the Board of Directors and Chief Executive Officer, and Glenn Rogers, the Company’s newly-appointed Chief Operating Officer.

Mr. Katz received an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $15.85 per share (the “Option”). The Option vests as to 12,250 shares on each of March 15, 2006, March 15, 2007, March 15, 2008 and March 15, 2009. The remaining 51,000 shares vest on March 15, 2009 but, in the discretion of the Company’s Board of Directors, up to 12,750 shares on an annual basis may be vested earlier depending upon the financial performance of the Company. The Option expires on June 10, 2015. Mr. Katz also received 75,000 shares of restricted common stock (the “Restricted Shares”). 38,252 shares of the Restricted Shares cease to be restricted on March 15, 2009. In the discretion of the Company’s Board of Directors, however, the restriction shall lapse on up to 9,563 Restricted Shares on an annual basis depending upon the financial performance of the Company. 36,748 shares of the Restricted Shares cease to be restricted on June 10, 2009.

Mr. Rogers was hired as the Company’s Chief Operating Officer on June 13, 2005. Mr. Rogers’ employment arrangement for 2005 provides for an annual base salary of $225,000. Beginning in 2006, Mr. Rogers may earn an annual bonus of up to 30% of his salary, based upon meeting certain objectives. Upon his hiring, Mr. Rogers received an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $15.99. This option vests as to 6,000 shares on December 13, 2005 and an additional 1,000 shares vest on a monthly basis thereafter. This option expires on June 13, 2015. Mr. Rogers also received 25,000 shares of restricted common stock. These shares cease to be restricted shares on June 13, 2008. Mr. Rogers is scheduled to receive an additional grant of 10,000 shares of restricted common stock each year for the next five years on the anniversary date of his hiring by the Company.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 14, 2005, the Company announced the appointment of Glenn Rogers, 55, as its Chief Operating Officer. A copy of the press release, dated June 14, 2005, announcing Mr. Rogers’s appointment, including is attached as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

a)	Financial Statements of Business Acquired - Not Applicable.

b)	Pro Forma Financial Information - Not Applicable.

c)	Exhibits:

99.1	Press Release, dated June 14, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Audible, Inc.

Date: June 14, 2005	/s/ Andrew P. Kaplan
	By:	Andrew P. Kaplan
	Title:	Chief Financial Officer

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